Exhibit 99.2




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Keystone Consolidated Industries, Inc. (the Company) on Form 10-Q/A-1 for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Bert E. Downing, Jr., Vice President, Chief Financial Officer, Corporate Controller, and Treasurer of the Company, certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Keystone Consolidated Industries, Inc. and will be retained by Keystone Consolidated Industries, Inc. and furnished to the SEC or its staff upon request.




/s/  Bert E. Downing, Jr.
-----------------------------------------
Bert E. Downing, Jr.
Vice President, Chief Financial Officer,
Corporate Controller and Treasurer
May 29, 2003